UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: August 29, 2011

Date of earliest event reported: August 24, 2011

Constellation Energy Partners LLC

(Exact name of registrant as specified in its charter)

Delaware	001-33147	11-3742489
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Main Street, Suite 1300 Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 308-3700

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 24, 2011, the Company received notice that Constellation Energy Partners Management LLC (“CEPM”), the sole owner of the Company’s Class A units, had appointed Hugh M. McIntosh to serve as a Class A manager of the board of managers of the Company. CEPM is a wholly-owned subsidiary of PostRock Energy Corporation. Mr. McIntosh is expected to receive from the Company the same compensation package for his service on the board of managers as our current Class B managers. Mr. McIntosh will replace Stephen R. Brunner as a Class A manager. Mr. Brunner will remain as the Company’s Chief Executive Officer, Chief Operating Officer and President.

CEPM also confirmed that John R. Collins will remain a Class A manager of the Company. Mr. Collins is currently a Class A manager and chairman of the board of managers. Mr. Collins is expected to receive from the Company the same compensation package for his service on the board of managers as our current Class B managers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTELLATION ENERGY PARTNERS LLC

Date: August 29, 2011	By:	/s/ Charles C. Ward
Charles C. Ward
Chief Financial Officer and Treasurer